[CRIIMI MAE LOGO HERE]                               CRIIMI MAE Inc.
                                                     The CRI Building
                                                     11200 Rockville Pike
                                                     Rockville, Maryland 20862
                                                     301-468-9200
                                                     FAX: 301-231-0396

Contact:     Susan B. Railey
             for shareholders and securities brokers
             (301) 468-3120
             Andrew P. Blocher
             for institutional investors               FOR IMMEDIATE RELEASE
             (301) 231-0371
             James T. Pastore
             for news media
             (202) 546-6451

                  CRIIMI MAE ISSUES 1,236,000 COMMON SHARES


ROCKVILLE, MD, October 3, 1997 -- (NYSE:CMM) -- CRIIMI MAE Inc. today announced the issuance and sale of 1,236,000 shares of common stock under its shelf registration statement which was filed with the Securities and Exchange Commission on June 9, 1997. The Maryland based full-service commercial mortgage company announced that the private placement involved four domestic institutional investors. The placement agent for the shares was Triton Pacific Capital, LLC. Net proceeds of approximately $20 million from the placement will be used primarily to fund CMBS acquisitions.

CRIIMI MAE is a full-service commercial mortgage company specializing in the acquisition, origination, securitization and servicing of multifamily and commercial mortgages and mortgage-related assets throughout the U.S.

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